Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Jones Financial Companies, L.L.L.P. of our report dated February 22, 2000, included in the Form 10-K for the year ended December 31, 1999 of The Jones Financial Companies, L.L.L.P., and to all references of our firm included in this Registration Statement.


 /s/ Arthur Andersen LLP
------------------------

Arthur Andersen LLP
St. Louis, Missouri
May 3, 2000